SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                   May 3, 1999
                Date of Report (Date of earliest event reported)


                              POORE BROTHERS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                       1-14556                  86-0786101
(State or other jurisdiction     (Commission File Number)      (I.R.S. Employe
      of incorporation)                                      Identification No.)


                           3500 South La Cometa Drive
                             Goodyear, Arizona 85338
               (Address of principal executive offices)(zip code)


                                 (602) 932-6200
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS

     On May 3, 1999, the Registrant issued a press release regarding the signing of a letter of intent to acquire Wabash Foods, LLC for 4.0 million shares of common stock and assumption of debt. The Registrant simultaneously signed a management contract pursuant to which the Registrant will manage the operations of Wabash Foods pending completion of the acquisition. The Registrant will receive a management fee for such services. Completion of the acquisition is subject to the signing of a definitive purchase agreement, approval by the Registrant's Board of Directors, and approval by the Registrant's shareholders. The acquisition is expected to close in the third quarter. A copy of the press release is attached hereto as Exhibit 99.1, which press release is hereby incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits.

               99.1   Press release of Poore Brothers, Inc. dated May 3, 1999.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    POORE BROTHERS, INC.
                                       (Registrant)


Date: May 5, 1999                   By: /s/ Thomas W. Freeze
                                      ------------------------------------------
                                      Thomas W. Freeze
                                      Vice President and Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit Number                            Description
--------------                            -----------

   99.1                  Press Release of Poore Brothers, Inc. dated May 3, 1999